SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      Date of Report: (Date of earliest event reported) : October 27, 2004

                         Commission File No. 2-95836-NY



                           GOLDTECH MINING CORPORATION
                          (Formerly Egan Systems, Inc.)
             (Exact name of registrant as specified in its charter)


           Nevada                                           13-3250816
-------------------------------                  -------------------------------
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)



                  4904 Waters Edge Dr., #160, Raleigh, NC 27606
                    (Address of principal executive offices)

                                 (919) 851-2239
                            (Issuer telephone number)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions. (see General Instruction A.2. below).

- Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

- Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

- Pre-commencement communications pursuant to Rule 14d-2(b) uner the Exchange Act (17 CFR 240.14d-2(b)).


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Section 8. Other Events

Item. 8.01 Other Events


Raleigh, North Carolina, October 27, 2004 Goldtech Mining Corporation, a Nevada Corporation (OTCBB: GMNC.OB, the "Company"), deems it necessary to respond to the Form-PreC14A Proxy Statement filed on October 14, 2004 by a group of dissident shareholders who materially misrepresent the Company's business efforts, the facts surrounding many of the allegations and accusations, and the actions and decisions of the Company with respect to some difficult issues. See the Company's previous Form 8-K filings for additional information from the Company.

No Shareholder Meeting:
No shareholder meeting has been scheduled and any attempts to do so are null and void. It is the Company's position that only the Board of Directors can schedule a shareholders meeting and set the time and place, not a group of shareholders.

Current Board:
The Company's Board of Directors currently has five positions, a number that was established by the Board pursuant to its by-laws. Four positions are currently filled. Since the maximum established by the Board is five, six directors cannot be elected. Mr. Tolan Furusho is not a member of the Board of Directors.

Canadian Subsidiary:
In March 2004, the Board approved the formation of a subsidiary in Canada. Mr. Furusho was added to the Board at that time to assist in developing the B.C. assets via this channel. No financing proposal from the Cornish Group was ever presented to the Board for their consideration or approval. Ms. Kroeker was also added to the Board in March to develop the Golpejas asset, which she has been doing. She had no involvement with the B.C. assets.

Stock Issuance:
In May, a total of 1,325,000 shares of common stock of the Company were issued and registered under Form S-8 without Board consideration or approval as a result of documentation supplied by Mr. Furusho's office. The Board is taking the necessary steps to have the shares returned that were issued improperly.

In July, 4,800,000 shares of restricted stock were issued, again without Board consideration or approval and again as a result of documentation supplied by Mr. Furusho's office. Many of these shares were issued to Mr. Furusho's associates or to entities controlled by his associates, including Sue Pearce, one of the third party dissident's proposed directors. All of the 4,800,000 restricted shares have been recovered and cancelled.

In August, the Company became aware that one of Mr. Furusho's associates, Beverlee Claydon aka Beverlee Kamerling, had been the defendant in prior Security and Exchange Commission litigation and the subject of SEC cease and desist orders. Upon learning this information, the Chairman directed Mr. Furusho that the Company would have no further dealings involving Ms. Claydon.

May 2004 Alleged Sale of Shares:
The Company did not sell 200,000 shares of Common stock during this period.

June 2004 Alleged Issuance of Shares:
The Company did not issue 200,000 shares of Common stock during this period for public relations services for the Company.

Golpejas Asset Status:
The Company is in full compliance with its agreements for this property.

Status of the British Columbia Assets:
The Company has not received title to the B.C. assets. The Company has not received any response from the seller, Goldtech - Washington, to resolve this matter. The Company is taking the necessary steps to cancel these shares.

Update on Internal Investigations:
The Company now believes that adjustments to prior financial reports may be necessary and will work with its auditor to determine what adjustments are necessary.

                                   Signatures

       Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.





                                   GOLDTECH MINING CORPORATION


     October 27, 2004         /s/ Ralph Jordan
                             -----------------------------------------------
                                  Ralph Jordan, Chairman & CEO